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                                                                    EXHIBIT 10.3

                         SOLE PATENT LICENSE AGREEMENT
                         -----------------------------


     THIS AGREEMENT is made and entered into this 26th day of January, 1996, by and between BIONOVA U.S. INC., a Delaware corporation (hereinafter BIONOVA) and DNA PLANT TECHNOLOGY, a Delaware corporation (hereinafter DNAP).

                                   WITNESSETH
                                   ----------

     WHEREAS, BIONOVA, pursuant to the Loan Agreement dated as of even date herewith ("Loan Agreement"), as the Lender, has agreed, subject to certain conditions, to lend to DNAP, as the Borrower, $10,000,000 on a term loan basis;

     WHEREAS, BIONOVA is willing to make the term loan under the Loan Agreement only upon the condition, inter alia, that DNAP shall have executed and delivered to BIONOVA an Assignment dated as of even date herewith of patents and patent applications listed on the attached Schedule I;

     WHEREAS, immediately prior to the execution of such Assignment, DNAP and BIONOVA executed a Non-Exclusive Patent License Agreement (the "NON-EXCLUSIVE LICENSE"), which the parties hereto acknowledge continues through and beyond the term of this Agreement, unless such Non-Exclusive Patent License Agreement is earlier terminated pursuant to its terms.

     WHEREAS, BIONOVA, pursuant to the Loan Agreement and the Assignment, is the owner of the right, title and interest in and to the patents and patent applications listed on the attached Schedule I;

     WHEREAS, DNAP desires to obtain a sole license under the patents and patent applications listed on the attached Schedule I;

     WHEREAS, BIONOVA is willing to grant such sole license to DNAP, for the time and subject to the terms and conditions hereinafter set forth.

     NOW THEREFORE, for and in consideration of the mutual promises contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

     1. Definitions.  In this Agreement, the following terms shall have the
        -----------
following meanings:

        a. LICENSED PATENTS shall mean the patents and patent applications listed on the attached Schedule I, patents to be issued pursuant thereto,
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           and all divisions, continuations, reissues, reexamination
           certificates, substitutes, and extensions thereof.

        b. LICENSED PRODUCTS shall mean any product or process covered by one or more claims of the Licensed Patents.

        c. COMMERCIALIZATION COLLABORATORS shall mean only those entities who, from the Closing Date until the time of a termination under this License Agreement, are in the chain of commercialization of the products made, used or sold by DNAP or by Affiliates of the DNAP.

        d. RESEARCH SPONSORS shall mean those entities (other than entities listed on Schedule II with respect only to the Existing Licenses and extensions thereof) who, from the date hereof until the time of termination of this License Agreement shall fund research activities of DNAP or Affiliates of DNAP under agreements requiring funding to DNAP of at least $350,000 over a period not to exceed three years.

        e. EXISTING LICENSES shall mean those license agreements with respect to the LICENSED PATENTS that are set forth in Schedule II hereto.

        f. AFFILIATES means persons or entities controlling, controlled by or under common control with the party, as well as any majority owned entities of the party and of its other affiliates. "Control" of an entity means either the power, directly or indirectly, to direct or cause the direction of the management and policies of the entity, whether by contract or otherwise, or the right to receive at least 50% of the profits from such entity.

     6. License Grant to DNAP.
        ---------------------

        a. Upon execution of this Agreement and until termination of DNAP's rights to compel a reconveyance of the LICENSED PATENTS pursuant to Section 6.03 of the Loan Agreement, only for the Term indicated in Section 5(a) hereof, and subject to the NON-EXCLUSIVE LICENSE, BIONOVA hereby grants to DNAP and its Affiliates a fully paid up royalty free sole license under the LICENSED PATENTS to (i) use the LICENSED PATENTS, (ii) together with its COMMERCIALIZATION COLLABORATORS, to make, have made, use and sell throughout the world all LICENSED PRODUCTS, and (iii) to meet its obligations under the Existing Licenses.

        b. Upon termination of DNAP's rights to compel a reconveyance of the LICENSED PATENTS pursuant to Section 6.03 of the Loan Agreement, and for the Term indicated in Section 5(b) hereof and subject to the NON-EXCLUSIVE LICENSE, BIONOVA hereby grants to DNAP and its Affiliates a fully paid up, royalty free, non-exclusive license under the LICENSED PATENTS to (i) use the LICENSED PATENTS, (ii) together with its COMMERCIALIZATION COLLABORATORS, to make, have made, use and sell throughout

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the world all LICENSED PRODUCTS, and (iii) to meet its obligations under the
Existing Licenses.

     3. DNAP's Right to Sublicense.  Except as specifically set forth herein,
        --------------------------
during the term of this Agreement, DNAP shall not have a right to sublicense the LICENSED PATENTS under this Agreement. BIONOVA shall be deemed to have consented to the EXISTING LICENSES and the NON-EXCLUSIVE LICENSE (and to DNAP's continuing ability to receive all royalties and license fees thereunder). DNAP shall have the right to sublicense the LICENSED PATENTS to RESEARCH SPONSORS at a commercially reasonable royalty rate acceptable to DNAP whereby 50% of such royalties received by DNAP shall be paid, only if and to the extent that there is any outstanding "Loan Indebtedness," as that term is defined in the Loan Agreement, to BIONOVA within thirty (30) days of receipt by DNAP and applied to such "Loan Indebtedness," and provided that the scope of any such sublicense shall be (i) a non-exclusive license, and (ii) strictly limited to the development and commercialization of the products and processes resulting from the funded research program (collectively, the "Permitted Sublicenses"). Allocations of royalty value in agreements with RESEARCH SPONSORS between the LICENSED PATENTS and other intellectual property or research services to be provided by DNAP shall be commercially reasonable. Without the written consent of BIONOVA, DNAP shall not be entitled to materially amend or modify any such PERMITTED SUBLICENSE if such amendment or modification would cause the sublicense to no longer meet the criteria for a Permitted Sublicense. Without the written consent of BIONOVA, DNAP shall not be entitled to materially amend or modify any of the EXISTING LICENSES, if such amendment or modification would have a materially adverse affect on the value of the LICENSED PATENTS. Subject to BIONOVA executing a Confidentiality Agreement, DNAP agrees to send BIONOVA a complete and executed copy of each PERMITTED SUBLICENSE or any modification of such PERMITTED SUBLICENSE or any of the EXISTING LICENSES modified hereunder within 10 days of the final execution or modification.

     4. Limitation of Rights of BIONOVA.  While the sole license is in effect,
        -------------------------------
and other than pursuant to the NON-EXCLUSIVE LICENSE, BIONOVA shall have no rights, without the prior written consent of DNAP (i) to grant any licenses of the LICENSED PATENTS; or (ii) to make any use on its own behalf of the LICENSED PATENTS including without limitation the right to make, have made, use and sell throughout the world all LICENSED PRODUCTS.

     5. Term.
        ----

        a. The term of the sole license granted to DNAP in section 2(a) shall be the earlier of three years from the date of execution hereof or until termination of DNAP's right to compel a reconveyance of the LICENSED PATENTS pursuant to Section 6.03 of the Loan Agreement.

        b. The term of the non-exclusive license granted to DNAP in section 2(b) shall be until expiration of the last to expire of the LICENSED PATENTS.

     6. Enforcement of LICENSED PATENTS.  As long as its sole license remains in
        -------------------------------
effect pursuant to Section 2(a) and subsequent to that time for the sole purpose of meeting its

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obligations under the EXISTING LICENSES and the PERMITTED SUBLICENSES, DNAP
shall retain all rights to commence, appear in, or defend or make decisions concerning any action or proceeding (including any proceeding or prosecution in the United States Patent and Trademark Office) including the right to compel the joinder of BIONOVA as a party, purporting to affect, the LICENSED PATENTS. If BIONOVA requests that DNAP take any action regarding the matters set forth in this Section 6 and DNAP refuses or fails to take such action on a timely basis, then, while the sole license remains in effect, BIONOVA may (but shall not be obligated to) commence, appear in, or defend any action or proceeding (including any proceeding in the United States Patent and Trademark Office) purporting to affect the LICENSED PATENTS or the respective rights and obligations of BIONOVA and DNAP with respect thereto. In the event DNAP refuses or fails to take action on a timely basis reasonably requested by BIONOVA, then BIONOVA shall, at its sole option and expense, control any such action or proceeding and DNAP agrees to appear as a party therein if requested by BIONOVA, and to cooperate with BIONOVA in the conduct of such action or proceeding whether or not it is a party. BIONOVA may (but shall not be obligated to) pay all necessary expenses, including reasonable attorneys' fees and expenses incurred in connection with such proceedings or actions, which DNAP agrees to repay to BIONOVA on the terms set forth in the Loan Agreement.

     7. Notices.  All notices, demands, requests, and other communications
        -------
required or permitted hereunder shall be in writing and shall be deemed to have been given when received by BIONOVA or DNAP, as the case may be, at the respective addresses set forth below or as BIONOVA or DNAP may from time to time designate by written notice to the other.

                BIONOVA U.S. INC.
                c/o Thompson & Knight (attn:  JAR)
                1700 Pacific, Ste. 3300
                Dallas, Texas  75201

                With a copy to:

                Lic. Alejandro Sanchez-Mujica
                Edificio Torrealta
                Av. Roble 300 Mezzzanine
                66265 Garza Garcia, N.L.
                Mexico

                DNA PLANT TECHNOLOGY CORPORATION
                6701 San Pablo Avenue
                Oakland, CA  94608-1239
                Attn.:  Vice President, Business Development
                (with copy to DNAP Legal Department, at the same address);

     8. Modifications.  No provision of this LICENSE AGREEMENT may be modified,
        -------------
waiver, or terminated except by instrument in writing executed by the party against whom a modification, waiver, or termination is sought to be enforced.

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     9. Severability.  In case any of the provisions of this LICENSE AGREEMENT
        ------------
shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this LICENSE AGREEMENT shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

    10. Election of Remedies.  Each party shall have all of the rights and
        --------------------
remedies granted herein and available at law or in equity, and these same rights and remedies shall be cumulative and may be pursued separately, successively, or concurrently against the other party, or the LICENSED PATENTS at the sole discretion of the pursuing party. The exercise or failure to exercise any of the same shall not constitute a waiver or release thereof or of any other right or remedy, and the same shall be non-exclusive.

    11. Form and Substance.  All documents, certificates, and other items
        ------------------
required under this LICENSE AGREEMENT to be executed and/or delivered to a party shall be in form and substance satisfactory to the receiving party.

    12. No Third Party Beneficiary.  This LICENSE AGREEMENT is for the sole
        --------------------------
benefit of BIONOVA and DNAP and is not for the benefit of any third party.

    13. Number and Gender.  Whenever used herein, the singular number shall
        -----------------
include the plural and the singular, and the use of any gender shall be applicable to all genders.

    14. Captions.  The captions, headings, and arrangements used in this LICENSE
        --------
AGREEMENT are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

    15. Applicable Law.  This LICENSE AGREEMENT shall be governed by and
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construed in accordance with the laws of the State of California and the laws of the United States of America.

    16. Assignability.  Neither this LICENSE AGREEMENT nor any interest herein
        -------------
may be assigned, in whole or in part, by a party without the prior written consent of the other party. A party may assign this LICENSE AGREEMENT to a successor of all or substantially all of its business without the prior written consent of the other party; provided, however, that no such assignment shall be valid unless the assignee assumes all of the duties and obligations of the assigning party and provided further that the assigning party shall remain liable and responsible to the other party for the performance and observance of all such duties and obligations.

    17. General Assurances.  The parties hereto agree to execute, acknowledge
        ------------------
and deliver all such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the intent and purposes of this LICENSE AGREEMENT.

    18. Negation Of Agency And Similar Relationships.  Nothing contained herein
        --------------------------------------------
shall be deemed to create any agency, joint venture or partnership relationship between the parties hereto.

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    19. Confidentiality.
        ---------------

        a. Duties: DNAP and its PERMITTED SUBLICENSEES shall keep confidential and not disclose to any third person or entity any information regarding the Licensed Patents or the Licensed Products, except as provided in subparagraph (b) below. Notwithstanding the foregoing, DNAP and its PERMITTED SUBLICENSEES shall be free to use such information for purposes of exercising its rights under this Agreement.

        b. Exceptions: The duties of confidentiality, access restrictions and non-use provided by subparagraph (a) above shall not apply to information received by DNAP from BIONOVA if the information:

                (1) is public information at the time of disclosure by BIONOVA to DNAP;

                (2) subsequently becomes public information other than by act or omission of DNAP;

                (3) is already in the lawful possession of DNAP, as can reasonably be demonstrated by documentary evidence from DNAP, at the time of first disclosure by BIONOVA to DNAP; or

                (4) is independently developed by employees of DNAP who did not have access to the information.

     20.  Termination.  This Agreement will terminate upon the date of the last
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to expire of the LICENSED PATENTS. In the event of a material breach of this
Agreement by either party and the failure to cure such breach within 30 days of the receipt of written notice from the other party, this Agreement shall terminate. In the event of such termination, the non-breaching party retains all other rights and remedies available to it under law, including the right to collect payments owed by not made.

     21.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

                              BIONOVA U.S. INC.



                              By:
                                  ---------------------------------------------
                              Name:   Carlos Herrera
                              Title:  Chairman of the Board and Chief Executive
                                      Officer



                                   DNA PLANT TECHNOLOGY CORPORATION



                              By:
                                  ---------------------------------------------
                              Name:   Robert Serenbetz
                              Title:  Chief Executive Officer

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